                               EXHIBIT NUMBER 2.1

================================================================================




                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                      HALIS, INC., a Georgia corporation,

               PHYSOURCE ACQUISITION CO., a Georgia corporation,

                    PHYSOURCE LTD., an Illinois corporation,

                                      and

                       THE SHAREHOLDERS OF PHYSOURCE LTD.


                           _________________________

                           Dated as of July 31, 1997
                           _________________________



================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
SECTION 1.       DESCRIPTION OF TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Merger of PhySource into the Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     Closing; Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     Articles of Incorporation and Bylaws; Directors and Officers . . . . . . . . . . . . . . . . . . . . . 2
         1.5     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.6     Closing of PhySource Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.7     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.8     Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.9     Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.10    Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SECTION 2.       REPRESENTATIONS AND WARRANTIES OF PHYSOURCE, THE SHAREHOLDERS OTHER THAN HOMA, AND HOMA  . . . . . . . 5
         2.1     Representations and Warranties of PhySource and the Shareholders Other Than Homa . . . . . . . . . . . 5
                 2.1.1.   Due Organization; Subsidiaries; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 2.1.2    Articles of Incorporation and Bylaws; Records . . . . . . . . . . . . . . . . . . . . . . . . 5
                 2.1.3    Capitalization, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 2.1.4    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 2.1.5    Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 2.1.6    Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 2.1.7    Bank Accounts; Receivables; Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 2.1.8    Equipment; Leasehold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.1.9    Proprietary Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.1.10   Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.1.11   Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.1.12   Compliance with Legal Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.1.13   Governmental Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.1.14   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 2.1.15   Employee and Labor Matters; Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 2.1.16   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 2.1.17   Sale of Products; Performance of Services . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 2.1.18   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.1.19   Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.1.20   Legal Proceedings; Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.1.21   Authority; Binding Nature of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 2.1.22   Non-Contravention; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 2.1.23   Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.2     Representations and Warranties of Homa . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                 2.2.1.   Due Organization; Subsidiaries; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 2.2.2    Articles of Incorporation and Bylaws; Records . . . . . . . . . . . . . . . . . . . . . . .  22
                 2.2.3    Capitalization, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 2.2.4    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 2.2.5    Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 2.2.6    Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 2.2.7    Bank Accounts; Receivables; Customers . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 2.2.8    Equipment; Leasehold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 2.2.9    Proprietary Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 2.2.10   Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 2.2.11   Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 2.2.12   Compliance with Legal Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 2.2.13   Governmental Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 2.2.14   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 2.2.15   Employee and Labor Matters; Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 2.2.16   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 2.2.17   Sale of Products; Performance of Services . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 2.2.18   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 2.2.19   Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 2.2.20   Legal Proceedings; Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 2.2.21   Authority; Binding Nature of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 2.2.22   Non-Contravention; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 2.2.23   Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF HALIS AND THE SUBSIDIARY . . . . . . . . . . . . . . . . . . . . .  38
         3.1     SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.2     Due Organization; Authority; Binding Nature of Agreement . . . . . . . . . . . . . . . . . . . . . .  38
         3.3     Valid Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 4.       CERTAIN COVENANTS OF PHYSOURCE AND THE SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.1     Access and Investigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.2     Operation of PhySource's Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.3     Notification; Updates to Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.4     No Negotiation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 5.       ADDITIONAL COVENANTS OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.1     Filings and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.2     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.3     Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         5.4     Employment and Non-Solicitation Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.5     Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.6     Termination of Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.7     FIRPTA Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.8     Payment of Deferred Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         5.9     Termination of Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.10    Termination of HALIS Letter Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF HALIS AND
                 THE SUBSIDIARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.2     Performance of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.4     Agreements and Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.5     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.6     Termination of Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.7     FIRPTA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.8     Rule 506 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.9     No Restraints  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.10    No Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.11    Completion of Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.12    Shareholder Investment Certifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.13    Termination of Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.14    Termination of Shareholders Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.15    Termination of HALIS Letter Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 7.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PHYSOURCE
                 AND THE SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.1     Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.2     Performance of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.3     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.4     Agreements and Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.5     No Restraints  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.6     Payment of Deferred Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 8.       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.1     Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.2     Termination Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.3     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 9.       INDEMNIFICATION, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.1     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.2     Shareholders' Indemnity Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 9.2.1    Shareholders Other Than Homa Indemnity Agreement  . . . . . . . . . . . . . . . . . . . . .  48
                 9.2.2    Homa's Indemnity Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.3     Indemnity Agreement of HALIS and the Surviving Corporation . . . . . . . . . . . . . . . . . . . . .  50
         9.4     Indemnification Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.5     Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.6     Limitations on Liability of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                 9.6.1    Limitations on Liability of Shareholders Other Than Homa. . . . . . . . . . . . . . . . . .  52
                 9.6.2    Limitations on Liability of Homa. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.7     Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

SECTION 10.      REGISTRATION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         10.1    Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         10.2    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.3    Delay of Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.4    Compliance with Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

SECTION 11.      MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         11.1    Shareholders' Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         11.2    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.3    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.4    Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.5    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.6    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.7    Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.8    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.10   Governing Law; Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.11   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.12   Remedies Cumulative; Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.13   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.14   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.15   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.16   Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.17   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         11.18   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                    EXHIBITS

Exhibit A        -        Shareholders

Exhibit B        -        Certain definitions

Exhibit C        -        Directors and officers of Surviving Corporation

Exhibit D        -        Forms of Employment Agreement and Non-Solicitation Agreement

Exhibit E        -        Form of Release

Exhibit F        -        Persons to execute estoppel certificates

Exhibit G        -        Form of Shareholder Investment Certification

        The Company hereby agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 31, 1997, by and among: HALIS, INC., a Georgia corporation ("HALIS"); PHYSOURCE ACQUISITION CO., a Georgia corporation and a wholly owned subsidiary of HALIS (the "Subsidiary"); PHYSOURCE LTD., an Illinois corporation ("PhySource"); and the parties identified on Exhibit A, who are all the shareholders of PhySource (the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

         A. HALIS, PhySource and the Subsidiary intend to effect a merger of PhySource into the Subsidiary in accordance with this Agreement and the Georgia Business Corporation Code and the Illinois Business Corporation Act (the "Merger"). Upon consummation of the Merger, PhySource will cease to exist, and the Subsidiary will continue to exist as the surviving corporation of the Merger.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. This Agreement has been adopted and approved by the respective boards of directors of HALIS, PhySource and the Subsidiary.

         D. The capitalization of PhySource consists of 12,000 shares of the voting common stock, no par value per share, of which 6,000 shares are issued and outstanding (the "PhySource Common Stock").

         E. Immediately prior to the Merger, Theodore M. Homa, M.D., S.C., an Illinois corporation ("Homa S.C."), will be merged with and into PhySource, with PhySource as the surviving corporation (the "Homa Merger"). PhySource will issue an aggregate of 788 shares of PhySource Common Stock to the Homa, sole shareholder of Homa S.C., in connection with the Homa Merger, which will result in an aggregate of 6,788 shares of PhySource Common Stock outstanding immediately prior to the Merger.

                                    AGREEMENT

         The parties to this Agreement agree as follows:

SECTION 1.   DESCRIPTION OF TRANSACTION

         1.1 MERGER OF PHYSOURCE INTO THE SUBSIDIARY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), PhySource shall be merged with and into the Subsidiary, and the separate existence of PhySource shall cease. The Subsidiary will continue as the surviving corporation following the Merger (the "Surviving Corporation").

         1.2 EFFECT OF MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Georgia Business Corporation Code and the Illinois Business Corporation Act.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, Suite 1800, Atlanta, Georgia 30326, at 10:00 a.m. local time on July 31, 1997 or at such other time and date during the period from July 31, 1997 through August 31, 1997, as the parties shall designate (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date."). Contemporaneously with or as promptly as practicable after the Closing, and following the filing of the articles of merger with the Secretary of State of the State of Illinois to effect the Homa Merger, or as soon thereafter as is practicable, a properly executed certificate of merger for the merger of PhySource into the Subsidiary, conforming to the requirements of the Georgia Business Corporation Code, shall be filed with the Secretary of State of the State of Georgia and properly executed articles of merger for the merger of PhySource into the Subsidiary, conforming to the requirements of the Illinois Business Corporation Act, shall be filed with the Secretary of State of the State of Illinois. The Merger shall take effect at the time such certificate of merger is filed with the Secretary of State of the State of Georgia and the Secretary of State of the State of Illinois (the "Effective Time").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless the parties agree otherwise prior to the Effective Time:

                  (a) the Articles of Incorporation of the Subsidiary shall continue as the Articles of Incorporation of the Surviving Corporation;

                  (b) the Bylaws of the Subsidiary shall continue as the Bylaws of the Surviving Corporation;

                  (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C; and

                  (d) the Surviving Corporation shall change its named to PhySource Ltd. promptly after the Closing.

         1.5 CONVERSION OF SHARES.

                  (a) Subject to Sections 1.7(b), at the Effective Time, by virtue of the Merger and without any further action on the part of HALIS, PhySource, the Subsidiary or any Shareholder, each share of PhySource Common Stock outstanding immediately prior to the Effective Time shall be canceled and retired and converted into the right to receive a pro rata share of the aggregate Merger Consideration described in Section 1.8.

                  (b) If any shares of PhySource Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other agreement with PhySource, then the shares of HALIS Common Stock issued in exchange for such shares of PhySource Common Stock will be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of HALIS Common Stock may accordingly be marked with appropriate legends.

         1.6 CLOSING OF PHYSOURCE TRANSFER BOOKS. At the Effective Time, the holders of certificates representing shares of PhySource Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as Shareholders of PhySource, other than the right to receive their pro rata share of the Merger Consideration, and the stock transfer books of PhySource shall be closed with respect to all shares of such PhySource Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of PhySource capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of PhySource Common Stock (a "PhySource Stock Certificate") is presented to HALIS, such PhySource Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

         1.7      EXCHANGE OF CERTIFICATES.

                  (a) At the Closing, each Shareholder shall surrender its respective PhySource Stock Certificate(s) to the Surviving Corporation, together with such transmittal documents as the Surviving Corporation may reasonably require, and the Surviving Corporation shall deliver to such Shareholder such Shareholder's pro rata share of the aggregate Merger Consideration to be paid at Closing pursuant to Section 1.8.

                  (b) No fractional shares of HALIS Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of HALIS Common Stock (after aggregating all fractional shares of HALIS Common Stock issuable to such holder) shall, upon surrender of such Shareholder's PhySource Stock Certificate(s), be paid in cash at a rate of $2.20 per share in lieu of such fractional shares.

                  (c) Until surrendered as contemplated by this Section 1.7, each PhySource Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a pro rata share of the Merger Consideration. If any PhySource Stock Certificate shall have been lost, stolen or destroyed, HALIS may, in its discretion and as a condition precedent to the issuance of any certificate representing HALIS Common Stock, require the owner of such lost, stolen or destroyed PhySource Stock Certificate to provide an appropriate affidavit and to deliver a bond (in an amount that is commercially reasonable) as indemnity against any claim that may be made against HALIS with respect to such PhySource Stock Certificate.

                  (d) The shares of HALIS Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (e) HALIS shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of PhySource Common Stock pursuant to this Agreement such amounts as HALIS may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (f) HALIS shall not be liable to any holder or former holder of PhySource Common Stock for any shares of HALIS Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         1.8 MERGER CONSIDERATION. The aggregate merger consideration to be paid by HALIS to the Shareholders in consideration of the Merger ("Merger Consideration") shall consist of shares of HALIS Common Stock having an aggregate value, based on a per share price equal to the average of the bid and asked price of HALIS Common Stock for the ten trading days immediately prior to the Closing Date, equal to $3,171,245. Certificates representing the Merger Consideration shall be delivered to the Shareholders at Closing.

         1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by HALIS to be necessary or desirable to carry out the purposes of this Agreement or to vest HALIS with full right, title and possession of and to all rights and property of PhySource, the officers and directors of HALIS shall be fully authorized (in the name of PhySource and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PHYSOURCE, THE SHAREHOLDERS OTHER THAN HOMA, AND HOMA

         2.1 REPRESENTATIONS AND WARRANTIES OF PHYSOURCE AND THE SHAREHOLDERS OTHER THAN HOMA. PhySource and the Shareholders other than Homa jointly and severally represent and warrant, to and for the benefit of HALIS and the Subsidiary, as follows as of the date hereof and as of the Closing
Date:

         2.1.1.   DUE ORGANIZATION; SUBSIDIARIES; ETC.

                  (a) PhySource is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts listed in Part 2.1.10(a) of the Disclosure Schedule.

                  (b) Except as set forth in Section 2.1.1.(e), PhySource has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

                  (c) PhySource is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on PhySource. PhySource is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1.1(c) of the Disclosure Schedule.

                  (d) Part 2.1.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the PhySource's board of directors, (ii) the names of the members of each committee of PhySource's board of directors, and (iii) the names and titles of PhySource's officers.

                  (e) PhySource has no subsidiaries. PhySource has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

         2.1.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. PhySource has delivered to HALIS accurate and complete copies of: (i) PhySource's articles of incorporation and bylaws, including all amendments thereto; (ii) the stock records of PhySource ; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of PhySource, the board of directors of PhySource and all committees of the board of directors of PhySource. There have been no meetings or other proceedings or actions of the shareholders of PhySource, the board of directors of PhySource or any committee of the board of directors of PhySource that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of PhySource's articles of incorporation or bylaws or of any resolution adopted by PhySource's shareholders, PhySource's board of directors or any committee of PhySource's board of directors. The books of account, stock records, minute books and other records of PhySource are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

         2.1.3    CAPITALIZATION, ETC.

                  (a) The authorized capital stock of PhySource consists of 12,000 shares of common stock, of which 6,000 shares have been issued and are outstanding, and an additional 788 shares will be issued to Homa immediately prior to the Closing. There are no shares of capital stock held in PhySource's treasury. Part 2.1.3(a) of the Disclosure Schedule sets forth the names of PhySource shareholders and the number of shares of PhySource common stock owned of record by each of such shareholders. All of the outstanding shares of PhySource common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and except as set forth in Part 2.1.3(a) of the Disclosure Schedule, none of such shares is subject to any repurchase option or restriction on transfer.

                  (b) Except as set forth in Part 2.1.3(b) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of PhySource; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of PhySource; (iii) Contract under which PhySource is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of PhySource. Except as set forth in Part 2.1.3(b) of the Disclosure Schedule, PhySource has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.

                  (c) All outstanding shares of PhySource Common Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                  (d) Except as set forth in Part 2.1.3(d) of the Disclosure Schedule, PhySource has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by PhySource were reacquired in compliance with (i) the applicable provisions of the Illinois Business Corporation Act and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

         2.1.4    FINANCIAL STATEMENTS.

                  (a) PhySource has delivered to HALIS the following financial statements and notes (collectively, the "Company Financial Statements"):

                      (i) the unaudited balance sheet of PhySource as of December 31, 1996; and

                     (ii) the unaudited balance sheet of PhySource as of July 16, 1997 (the "Unaudited Balance Sheet"), and the related unaudited statements of income of PhySource for the period then ended.

                  (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of PhySource as of the respective dates thereof.

         2.1.5 ABSENCE OF CHANGES. Except as set forth in Part 2.1.5 of the Disclosure Schedule, since July 16, 1997:

                  (a) there has not been any material adverse change in PhySource's business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on PhySource;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of PhySource's assets (whether or not covered by insurance);

                  (c) PhySource has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) PhySource has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) there has been no amendment to PhySource's articles of incorporation or bylaws, and PhySource has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (f) PhySource has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                  (g) PhySource has not made any capital expenditure which, when added to all other capital expenditures made by PhySource since July 16, 1997, exceeds $10,000 in the aggregate;

                  (h) PhySource has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.1.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was party or under which it has or has had any rights or obligations;

                  (i) PhySource has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with PhySource's past practices;

                  (j) PhySource has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (k) PhySource has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with PhySource's past practices;

                  (l) PhySource has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (m) PhySource has not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

                  (n) PhySource has not changed any of its methods of accounting or accounting practices in any respect;

                  (o) PhySource has not made any Tax election;

                  (p) PhySource has not commenced or settled any legal
Proceeding;

                  (q) PhySource has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                  (r) PhySource has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

         2.1.6    TITLE TO ASSETS.

                  (a) PhySource owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Balance Sheet; (ii) all assets referred to in Parts 2.1.7(b),
2.1.8 and 2.1.9 of the Disclosure Schedule and all of PhySource's rights under the Contracts identified in Part 2.1.10(a) of the Disclosure Schedule; and (iii) all other assets reflected in PhySource books and records as being owned by PhySource. Except as set forth in Part 2.1.6(a) of the Disclosure Schedule, all of said assets are owned by PhySource free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of PhySource.

                  (b) Part 2.1.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to PhySource.

         2.1.7    BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

                  (a) Part 2.1.7(a) of the Disclosure Schedule provides accurate and complete information with respect to each account maintained by or for the benefit of PhySource at any bank or other financial institution.

                  (b) Part 2.1.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of PhySource as of July 16, 1997. Except as set forth in Part 2.1.7(b) of the Disclosure Schedule, all existing accounts receivable of PhySource (including those accounts receivable reflected on the Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since July 16, 1997 and have not yet been collected)
(i) represent valid obligations of customers of PhySource arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full, without any counterclaim or set off, when due net of an allowance for doubtful accounts not to exceed $25,000 in the aggregate.

                  (c) Part 2.1.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together with such Person's affiliates) accounted for the net revenues of PhySource in 1997. PhySource has not received any notice or other communication indicating that any customer or other Person identified in Part 2.1.7(c) of the Disclosure Schedule intends or expects to cease dealing with PhySource or to reduce the volume of business transacted by such Person with PhySource below historical levels.

                  (d) Part 2.1.7(d) of the Disclosure Schedule provides an accurate and complete breakdown of all pending and unfilled orders received by PhySource for products, systems and services.

         2.1.8    EQUIPMENT; LEASEHOLD.

                  (a) Part 2.1.8 of the Disclosure Schedule provides an accurate and complete list of all material equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to PhySource. The assets identified in Part 2.1.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of PhySource's business in the manner in which such business is currently being conducted.

                  (b) PhySource does not own any real property or any interest in real property, except for the leasehold(s) created under the real property lease(s) identified in Part 2.1.10(a) of the Disclosure Schedule.

         2.1.9    PROPRIETARY ASSETS.

                  (a) Part 2.1.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.1.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by PhySource. Part 2.1.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by PhySource (except for any Company Proprietary Asset that is licensed to PhySource under any third party software license generally available to the public at a cost of less than $500), and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by PhySource. Except as set forth in Part 2.1.9(a)(4) of the Disclosure Schedule, PhySource has good, valid and marketable title to all of the Proprietary Assets identified in Parts 2.1.9(a)(1) and 2.1.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in
Part 2.1.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.1.9(a)(5) of the Disclosure Schedule, PhySource is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.1.9(a)(6) of the Disclosure Schedule, PhySource is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis.

                  (b) PhySource has taken all commercially reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in
Part 2.1.9(b) of the Disclosure Schedule, PhySource has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than PhySource) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.

                  (c) To the best of the knowledge of PhySource and the Shareholders, none of PhySource Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person, and PhySource is not infringing, misappropriating or making any unlawful use of, and PhySource has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of PhySource and the Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                  (d) Except as set forth in Part 2.1.9(d) of the Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided to HALIS with respect thereto by or on behalf of PhySource; and (ii) there has not been any material claim by any customer or other Person alleging that any Company Proprietary Asset does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of PhySource, and, to the best of the knowledge of PhySource and the Shareholders, there is no basis for any such claim. PhySource has established adequate reserves on the Unaudited Balance Sheet in accordance with United States generally accepted accounting principles to cover all costs associated with any obligations that PhySource may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

                  (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable PhySource to conduct its business in the manner in which such business has been conducted. Except as set forth in Part 2.1.9(e) of the Disclosure Schedule, (i) PhySource has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) PhySource has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (f) PhySource has never engaged or received services from any consultant or independent contractor in connection with the design or development of any Proprietary Asset.

         2.1.10   CONTRACTS.

                  (a) Part 2.1.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                      (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

                  (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                  (iii) any Contract imposing any restriction on PhySource's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                  (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                  (v) any Contract relating to the acquisition, issuance or transfer of any securities;

                  (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by PhySource;

                  (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

                  (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.1.19);

                  (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between PhySource and any contractor or subcontractor to any Governmental Body);

                  (xi) any Contract entered into outside the ordinary course of business or inconsistent with PhySource past practices;

                  (xii) any Contract that has a term of more than 60 days and that may not be terminated by PhySource (without penalty) within 60 days after the delivery of a termination notice by the Subject Business; and

                  (xiii) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $5,000 in the aggregate, or (B) the performance of services having a value in excess of $5,000 in the aggregate.

                  (b) PhySource has delivered to HALIS accurate and complete copies of all Contracts identified in Part 2.1.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.1.10(a) of the Disclosure Schedule is valid and in full force and effect, and is enforceable by PhySource in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.


                  (c) Except as set forth in Part 2.1.10(c) of the Disclosure
Schedule:

                      (i) PhySource has not violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of PhySource and the Shareholders, no other Person has violated or breached, or committed any default under, any Company Contract;

                      (ii) to the best of the knowledge of PhySource and the Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                     (iii) PhySource has not received any notice or other communication regarding (A) any actual or possible violation or breach of, or default under, any Company Contract, or (B) any actual or possible termination of any Company Contract; and

                      (iv) PhySource has not waived any of its material rights under any Contract.

                  (d) No Person is renegotiating any amount paid or payable to PhySource under any Company Contract or any other term or provision of any Company Contract.

                  (e) The Contracts identified in Part 2.1.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable PhySource to conduct its business in the manner in which its business is currently being conducted.

                  (f) Part 2.1.10(f) of the Disclosure Schedule identifies and provides a brief description of each proposed material Contract as to which any pending bid, offer or proposal has been submitted or received by PhySource.

         2.1.11 LIABILITIES. PhySource has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by PhySource since July 16, 1997, in the ordinary course of business and consistent with PhySource's past practices; and (iii) the liabilities identified in Part 2.1.11(a) of the Disclosure Schedule.

         2.1.12 COMPLIANCE WITH LEGAL REQUIREMENTS. PhySource is, and has at all times since February 28, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have in any individual case or in the aggregate, a Material Adverse Effect on PhySource. Except as set forth in Part 2.1.12 of the Disclosure Schedule, since February 28, 1996, PhySource has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.1.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.1.13 of the Disclosure
Schedule identifies each material Governmental Authorization held by PhySource, and PhySource has delivered to HALIS accurate and complete copies of all Governmental Authorizations identified in Part 2.1.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.1.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable PhySource to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted. PhySource is, and at all times since February 28, 1996 has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.1.13 of the Disclosure Schedule. Since February 28, 1996, PhySource has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.1.14   TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of PhySource with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. PhySource has delivered to HALIS accurate and complete copies of all Company Returns filed since February 28, 1996.

                  (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. PhySource will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from July 16, 1997, through the Closing Date, and PhySource will disclose the dollar amount of such reserves to HALIS on or prior to the Closing Date.

                  (c) Except as set forth in Part 2.1.14(c) of the Disclosure Schedule, there has been no examination or audit of any Company Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. PhySource has delivered to HALIS accurate and complete copies of all audit reports and similar documents (to which PhySource has access) relating to the Company Returns. Except as set forth in Part 2.1.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by PhySource or any other Person), and no such extension or waiver has been requested from PhySource.

                  (d) Except as set forth in Part 2.1.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to PhySource in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by PhySource. There are no liens for Taxes upon any of the assets of PhySource, except liens for current Taxes not yet due and payable. PhySource has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. PhySource has not been, and PhySource will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of PhySource that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Except as set forth in Part 2.1.14(e) of the Disclosure Schedule, PhySource is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.1.15   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 2.1.15(a) of the Disclosure Schedule contains a list of all salaried employees of PhySource as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. PhySource is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

                  (b) Part 2.1.15(b) of the Disclosure Schedule identifies each employee of PhySource who is not fully available to perform work because of disability or other leave, and sets forth the basis of such leave and the anticipated date of return to full service.

                  (c) Part 2.1.15(c) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by PhySource for the benefit of any current or former employee of PhySource.

                  (d) PhySource does not maintain, sponsor or contribute to, and, to the best of the knowledge of PhySource and the Shareholders, PhySource has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2)) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of PhySource (a "Pension Plan").

                  (e) PhySource does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of PhySource (a "Welfare Plan") except for those Welfare Plans described in Part 2.1.15(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                  (f) With respect to each Plan, PhySource has delivered to
HALIS:

                      (i) an accurate and complete copy of such Plan (including all amendments thereto);

                     (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for 1996;

                    (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan, and
         (B) each material employee communication relating to such Plan;

                    (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

                       (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                      (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                  (g) PhySource is not required to be, and, to the best of the knowledge of PhySource and the Shareholders, PhySource has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. PhySource has never been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code. To the best of the knowledge of PhySource and the Shareholders, PhySource has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

                  (h) PhySource does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

                  (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of PhySource after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of PhySource (or their beneficiaries)).

                  (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                  (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

                  (l) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither PhySource, nor any of the Shareholders are aware of any reason why any such determination letter should be revoked.


                  (m) Except as set forth in Part 2.1.15(m) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of PhySource (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (n) PhySource is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

                  (o) PhySource has good labor relations, and neither PhySource nor any of the Shareholders has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on PhySource's labor relations, or (ii) any of PhySource's employees intends to terminate his or her employment with PhySource.

         2.1.16 ENVIRONMENTAL MATTERS. PhySource is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. PhySource possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and PhySource is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. PhySource has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that PhySource is not in compliance with any Environmental Law, and, to the best of the knowledge of PhySource and the Shareholders, there are no circumstances that could reasonably be expected to prevent or interfere with PhySource compliance with any Environmental Law in the future. To the best of the knowledge of PhySource and the Shareholders, no current or prior owner of any property leased or controlled by PhySource has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or PhySource is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by PhySource pursuant to Environmental Laws are identified in Part 2.1.16 of the Disclosure Schedule.

         2.1.17   SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                  (a) Other than normal returns for refunds in the ordinary course of business at levels consistent with past experience under PhySource's standard return policy, PhySource will not incur or otherwise become subject to any material liability arising from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by PhySource on or prior to the Closing Date, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by PhySource on or prior to the Closing Date.

                  (b) Except as set forth in Part 2.1.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since February 28, 1996, asserted or threatened to assert any claim against PhySource (other than claims that have been resolved satisfactorily at no material cost to PhySource) under or based upon (i) any warranty provided by or on behalf of PhySource, or (ii) any services performed by PhySource.

         2.1.18 INSURANCE. Part 2.1.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of PhySource and with respect to any claims made thereunder. PhySource has delivered to HALIS accurate and complete copies of the insurance policies identified in Part 2.1.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.1.18 of the Disclosure Schedule is in full force and effect. Since February 28, 1996, PhySource has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.1.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.1.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since February 28, 1996 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of PhySource; (b) no Related Party is, or has at any time since February 28, 1996 been, indebted to PhySource; (c) since February 28, 1996, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving PhySource; (d) no Related Party is competing, or has at any time since February 28, 1996 competed, directly or indirectly, with PhySource; and (e) no Related Party has any claim or right against PhySource (other than rights to receive compensation for services performed as an employee of PhySource). For purposes of this Section 2.1.19, each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time since February 28, 1996 been, an officer or director of PhySource; (iii) each individual who is, or who at any time since February 28, 1996 has been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than PhySource) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         2.1.20   LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Part 2.1.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the best of the knowledge of PhySource and the Shareholders, no Person has threatened to commence any Legal Proceeding: (i) that involves PhySource or any of the assets owned or used by PhySource; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of PhySource and the Shareholders, except as set forth in Part 2.1.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) Except as set forth in Part 2.1.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, PhySource.

                  (c) There is no order, writ, injunction, judgment or decree to which PhySource, or any of the assets owned or used by PhySource, are subject. Neither the Shareholders nor PhySource is subject to any order, writ, injunction, judgment or decree that relates to PhySource business or to any of the assets owned or used by PhySource. To the best of the knowledge of PhySource and the Shareholders, no officer or other employee of PhySource is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to PhySource's business.

         2.1.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Shareholders and PhySource have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement; and the execution, delivery and performance by PhySource of this Agreement has been duly authorized by all necessary action on the part of PhySource and its board of directors and shareholders. This Agreement constitutes the legal, valid and binding obligation of the Shareholders and PhySource, enforceable against the Shareholders and PhySource in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.1.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.1.22 of the Disclosure Schedule, neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of PhySource's articles of incorporation or bylaws, or
(ii) any resolution adopted by PhySource's shareholders, or PhySource's board of directors or any committee of PhySource's board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which PhySource, or any of the assets owned or used by PhySource, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by PhySource or that otherwise relates to PhySource's business or to any of the assets owned or used by PhySource;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; or

                  (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by PhySource (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of PhySource).

Except as set forth in Part 2.1.22 of the Disclosure Schedule, PhySource is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.1.23 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not, and Shareholders' Closing Certificate (as defined in Section 6.4(f)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

         2.2 REPRESENTATIONS AND WARRANTIES OF HOMA. Homa represents and warrants, to and for the benefit of HALIS and the Subsidiary, as follows as of the date hereof and as of immediately prior to the closing of the Homa Merger:

         2.2.1.   DUE ORGANIZATION; SUBSIDIARIES; ETC.

                  (a) Homa S.C. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                  (b) Homa S.C. has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Buffalo Grove Internal Medical Associates, S.C."

                  (c) Homa S.C. is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.2.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on Homa S.C.. Homa S.C. is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.2.1(c) of the Disclosure Schedule.

                  (d) Part 2.2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of Homa S.C.'s board of directors, (ii) the names of the members of each committee of Homa S.C.'s board of directors, and
(iii) the names and titles of Homa S.C.'s officers.

                  (e) Homa S.C. has no subsidiaries. Homa S.C. has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

         2.2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. Homa S.C. has delivered to HALIS accurate and complete copies of: (i) Homa S.C.'s articles of incorporation and bylaws, including all amendments thereto; (ii) the stock records of Homa S.C.; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Homa S.C., the board of directors of Homa S.C. and all committees of the board of directors of Homa S.C. There have been no meetings or other proceedings or actions of the shareholders of Homa S.C., the board of directors of Homa S.C. or any committee of the board of directors of Homa S.C. that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of Homa S.C.'s articles of incorporation or bylaws or of any resolution adopted by Homa S.C.'s shareholders, Homa S.C.'s board of directors or any committee of Homa S.C.'s board of directors. The books of account, stock records, minute books and other records of Homa S.C. are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

         2.2.3    CAPITALIZATION, ETC.

                  (a) The authorized capital stock of Homa S.C. consists of 20,000 shares of common stock, of which 1,000 shares have been issued and are outstanding. There are no shares of capital stock held in Homa S.C.'s treasury.
Part 2.2.3(a) of the Disclosure Schedule sets forth the names of Homa S.C. shareholders and the number of shares of Homa S.C. common stock owned of record by each of such shareholders. All of the outstanding shares of Homa S.C. common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and no par value of such shares is subject to any repurchase option or restriction on transfer.

                  (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of Homa S.C.;
(ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Homa S.C.; (iii) Contract under which Homa S.C. is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Homa S.C.. Except as set forth in Part 2.2.3(c) of the Disclosure Schedule, Homa S.C. has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.

                  (c) All outstanding shares of Homa S.C. Common Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                  (d) Except as set forth in Part 2.2.3(d) of the Disclosure Schedule, Homa S.C. has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by Homa S.C. were reacquired in compliance with (i) the applicable provisions of the Illinois Business Corporation Act and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

         2.2.4    FINANCIAL STATEMENTS.

                  (a) Homa S.C. has delivered to HALIS the following financial statements and notes (collectively, the "Homa S.C. Financial Statements"):

                      (i) the unaudited balance sheet of Homa S.C. as of December 31, 1996, and the related unaudited statements of income of Homa, S.C.; and

                      (ii) the unaudited balance sheet of Homa S.C. as of June 30, 1997 (the "Homa S.C. Unaudited Balance Sheet"), and the related unaudited statement of income of Homa S.C. for the year then ended.

                  (b) The Homa S.C. Financial Statements are accurate and complete in all material respects and present fairly the financial position of Homa S.C. as of the respective dates thereof and the results of operations and cash flows of Homa S.C. for the periods covered thereby. The Homa S.C. Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

         2.2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.2.5 of the Disclosure Schedule, and except for the Homa Merger, since June 30, 1997:

                  (a) there has not been any material adverse change in Homa S.C.'s business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on Homa S.C.;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Homa S.C.'s assets (whether or not covered by insurance);

                  (c) Homa S.C. has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) Homa S.C. has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) there has been no amendment to Homa S.C.'s articles of incorporation or bylaws, and Homa S.C. has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (f) Homa S.C. has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                  (g) Homa S.C. has not made any capital expenditure which, when added to all other capital expenditures made by Homa S.C. since June 30, 1997, exceeds $10,000 in the aggregate;

                  (h) Homa S.C. has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was party or under which it has or has had any rights or obligations;

                  (i) Homa S.C. has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with Homa S.C.'s past practices;

                  (j) Homa S.C. has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (k) Homa S.C. has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with Homa S.C.'s past practices;

                  (l) Homa S.C. has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (m) Homa S.C. has not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

                  (n) Homa S.C. has not changed any of its methods of accounting or accounting practices in any respect;

                  (o) Homa S.C. has not made any Tax election;

                  (p) Homa S.C. has not commenced or settled any legal
Proceeding;

                  (q) Homa S.C. has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                  (r) Homa S.C. has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

         2.2.6    TITLE TO ASSETS.

                  (a) Homa S.C. owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Homa S.C. Unaudited Balance Sheet; (ii) all assets referred to in Parts 2.2.7(b), 2.2.8 and 2.2.9 of the Disclosure Schedule and all of Homa S.C.'s rights under the Contracts identified in Part 2.2.10(a) of the Disclosure Schedule; and (iii) all other assets reflected in Homa S.C. books and records as being owned by Homa S.C.. Except as set forth in Part 2.2.6(a) of the Disclosure Schedule, all of said assets are owned by Homa S.C. free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Homa S.C..

                  (b) Part 2.2.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to Homa S.C..

         2.2.7    BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

                  (a) Part 2.2.7(a) of the Disclosure Schedule provides accurate and complete information with respect to each account maintained by or for the benefit of Homa S.C. at any bank or other financial institution.

                  (b) Part 2.2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of Homa S.C. as of June 30, 1997. Except as set forth in Part 2.2.7(b) of the Disclosure Schedule, all existing accounts receivable of Homa S.C. (including those accounts receivable reflected on the Homa S.C. Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 1997 and have not yet been collected) (i) represent valid obligations of customers of Homa S.C. arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full, without any counterclaim or set off, when due net of an allowance for doubtful accounts not to exceed $10,000 in the aggregate.

                  (c) Part 2.2.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together with such Person's affiliates) accounted for more than 10% of the net revenues of Homa S.C. in 1996. Homa S.C. has not received any notice or other communication indicating that any customer or other Person identified in Part 2.2.7(c) of the Disclosure
Schedule intends or expects to cease dealing with Homa S.C. or to reduce the volume of business transacted by such Person with Homa S.C. below historical levels.

                  (d) Part 2.2.7(d) of the Disclosure Schedule provides an accurate and complete breakdown of all pending and unfilled orders received by Homa S.C. for products, systems and services.

         2.2.8    EQUIPMENT; LEASEHOLD.

                  (a) Part 2.2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to Homa S.C.. The assets identified in Part 2.2.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of Homa S.C.'s business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

                  (b) Homa S.C. does not own any real property or any interest in real property, except for the leasehold(s) created under the real property lease(s) identified in Part 2.2.10(a) of the Disclosure Schedule.

         2.2.9    PROPRIETARY ASSETS.

                  (a) Part 2.2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Homa S.C. Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Homa S.C. Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Homa S.C. Proprietary Assets owned by Homa S.C.. Part 2.2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Homa S.C. Proprietary Asset that is owned by any other Person and that is licensed to or used by Homa S.C. (except for any Homa S.C. Proprietary Asset that is licensed to Homa S.C. under any third party software license generally available to the public at a cost of less than $500), and identifies the license agreement or other agreement under which such Homa S.C. Proprietary Asset is being licensed to or used by Homa S.C.. Except as set forth in Part 2.2.9(a)(4) of the Disclosure

Schedule, Homa S.C. has good, valid and marketable title to all of the Proprietary Assets identified in Parts 2.2.9(a)(1) and 2.2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.2.9(a)(5) of the Disclosure Schedule, Homa S.C. is not obligated to make any payment to any Person for the use of any Homa S.C. Proprietary Asset. Except as set forth in
Part 2.2.9(a)(6) of the Disclosure Schedule, Homa S.C. is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Homa S.C. Proprietary Assets on an exclusive basis.

                  (b) Homa S.C. has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Homa S.C. Proprietary Assets (except Homa S.C. Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Homa S.C. Proprietary Assets. Except as set forth in Part 2.2.9(b) of the Disclosure Schedule, Homa S.C. has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than Homa S.C.) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Homa S.C. Proprietary Asset.

                  (c) None of Homa S.C.'s Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Homa S.C. is not infringing, misappropriating or making any unlawful use of, and Homa S.C. has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of Homa, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Homa S.C. Proprietary Asset.

                  (d) Except as set forth in Part 2.2.9(d) of the Disclosure
Schedule: (i) each Homa S.C. Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of Homa S.C.; and (ii) there has not been any material claim by any customer or other Person alleging that any Homa S.C. Proprietary Asset does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Homa S.C., and, to the best of the knowledge of Homa, there is no basis for any such claim. Homa S.C. has established adequate reserves on the Unaudited Balance Sheet to cover all costs associated with any obligations that Homa S.C. may have with respect to the correction or repair of programming errors or other defects in the Homa S.C. Proprietary Assets.

                  (e) The Homa S.C. Proprietary Assets constitute all the Proprietary Assets necessary to enable Homa S.C. to conduct its business in the manner in which such business has been conducted and in the manner in which such business is proposed to be conducted. Except as set forth in Part 2.2.9(e) of the Disclosure Schedule, (i) Homa S.C. has not licensed any of the Homa S.C. Proprietary Assets to any Person on an exclusive basis, and (ii) Homa S.C. has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (f) Homa S.C. has never engaged or received services from any consultant or independent contractor in connection with the design or development of any Proprietary Asset.

         2.2.10   CONTRACTS.

                  (a) Part 2.2.10(a) of the Disclosure Schedule identifies each Homa S.C. Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                      (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

                     (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                    (iii) any Contract imposing any restriction on Homa
         S.C.'s right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                     (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                      (v) any Contract relating to the acquisition, issuance or transfer of any securities;

                     (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by Homa S.C.;

                    (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

                   (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                     (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.2.19);

                      (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between Homa S.C. and any contractor or subcontractor to any Governmental Body);

                     (xi) any Contract entered into outside the ordinary course of business or inconsistent with Homa S.C. past practices;

                    (xii) any Contract that has a term of more than 60 days and that may not be terminated by Homa S.C. (without penalty) within 60 days after the delivery of a termination notice by the Subject Business; and

                   (xiii) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $5,000 in the aggregate, or (B) the performance of services having a value in excess of $5,000 in the aggregate.

                  (b) Homa S.C. has delivered to HALIS accurate and complete copies of all Contracts identified in Part 2.2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.2.10(a) of the Disclosure Schedule is valid and in full force and effect, and is enforceable by Homa S.C. in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Part 2.2.10(c) of the Disclosure
Schedule:

                      (i) Homa S.C. has not violated or breached, or committed any default under, any Homa S.C. Contract, and, to the best of the knowledge of Homa, no other Person has violated or breached, or committed any default under, any Homa S.C. Contract;

                     (ii) to the best of the knowledge of Homa, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Homa S.C. Contract, (B) give any Person the right to declare a default or exercise any remedy under any Homa S.C. Contract, (C) give any Person the right to accelerate the maturity or performance of any Homa S.C. Contract, or (D) give any Person the right to cancel, terminate or modify any Homa S.C. Contract;

                    (iii) Homa S.C. has not received any notice or other communication regarding (A) any actual or possible violation or breach of, or default under, any Homa S.C. Contract, or (B) any actual or possible termination of any Homa S.C. Contract; and

                     (iv) Homa S.C. has not waived any of its material rights under any Contract.

                  (d) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to Homa S.C. under any Homa S.C. Contract or any other term or provision of any Homa S.C. Contract.

                  (e) The Contracts identified in Part 2.2.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable Homa S.C. to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

                  (f) Part 2.2.10(f) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any pending bid, offer or proposal has been submitted or received by Homa S.C..

         2.2.11   LIABILITIES.

                  (a) Homa S.C. has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Homa S.C. Unaudited Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by Homa S.C. since June 30, 1997, in the ordinary course of business and consistent with Homa S.C.'s past practices; and (iii) the liabilities identified in Part 2.2.11(a) of the Disclosure Schedule.

                  (b) Part 2.2.11(c) of the Disclosure Schedule provides an accurate and complete breakdown of Homa S.C. "deferred support revenue" and all related obligations and other liabilities of Homa S.C..

         2.2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Homa S.C. is, and has at all times since January 1, 1992 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have in any individual case or in the aggregate, a Material Adverse Effect on Homa S.C.. Except as set forth in Part 2.2.12 of the Disclosure Schedule, since January 1, 1992, Homa S.C. has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.2.13   GOVERNMENTAL AUTHORIZATIONS. Part 2.2.13 of the Disclosure
Schedule identifies each material Governmental Authorization held by Homa S.C., and Homa S.C. has delivered to HALIS accurate and complete copies of all Governmental Authorizations identified in Part 2.2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable Homa S.C. to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted. Homa S.C. is, and at all times since January 1, 1992 has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.2.13 of the Disclosure Schedule. Since January 1, 1992, Homa S.C. has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.2.14   TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of Homa S.C. with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Homa S.C. Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All amounts shown on the Homa S.C. Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. Homa S.C. has delivered to HALIS accurate and complete copies of all Homa S.C. Returns filed since January 1, 1992.

                  (b) The Homa S.C. Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Homa S.C. will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 1997, through the Closing Date, and Homa S.C. will disclose the dollar amount of such reserves to HALIS on or prior to the Closing Date.

                  (c) Each Homa S.C. Return relating to income Taxes that has been filed with respect to any period ended on or prior to January 1, 1992 has either (i) been examined and audited by all relevant Governmental Bodies, or
(ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Except as set forth in Part 2.2.14(c) of the Disclosure Schedule, there has been no examination or audit of any Homa S.C. Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. Homa S.C. has delivered to HALIS accurate and complete copies of all audit reports and similar documents (to which Homa S.C. has access) relating to the Homa S.C. Returns. Except as set forth in Part 2.2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Homa S.C. Returns has been granted (by Homa S.C. or any other Person), and no such extension or waiver has been requested from Homa S.C..

                  (d) Except as set forth in Part 2.2.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to Homa S.C. in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Homa S.C.. There are no liens for Taxes upon any of the assets of Homa S.C., except liens for current Taxes not yet due and payable. Homa S.C. has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Homa S.C. has not been, and Homa S.C. will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 of 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Homa S.C. that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Homa S.C. is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.2.15   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 2.2.15(a) of the Disclosure Schedule contains a list of all salaried employees of Homa S.C. as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Homa S.C. is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

                  (b) Part 2.2.15(b) of the Disclosure Schedule identifies each employee of Homa S.C. who is not fully available to perform work because of disability or other leave, and sets forth the basis of such leave and the anticipated date of return to full service.

                  (c) Part 2.2.15(c) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by Homa S.C. for the benefit of any current or former employee of Homa S.C..

                  (d) Homa S.C. does not maintain, sponsor or contribute to, and, to the best of the knowledge of Homa, Homa S.C. has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2)) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of Homa S.C. (a "Pension Plan").

                  (e) Homa S.C. does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of

Homa S.C. (a "Welfare Plan") except for those Welfare Plans described in Part 2.2.15(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

              (f) With respect to each Plan, Homa S.C. has delivered to HALIS:

                  (i) an accurate and complete copy of such Plan (including all amendments thereto);

                  (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for 1995 and 1996;

                  (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan, and
         (B) each material employee communication relating to such Plan;

                  (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

                  (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                  (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

              (g) Homa S.C. is not required to be, and, to the best of the knowledge of Homa, Homa S.C. has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Homa S.C. has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of Homa, Homa S.C. has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

              (h) Homa S.C. does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

                  (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of Homa S.C. after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Homa S.C. Unaudited Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of Homa S.C. (or their beneficiaries)).

                  (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                  (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

                  (l) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither Homa S.C., nor any of the Shareholders are aware of any reason why any such determination letter should be revoked.

                  (m) Except as set forth in Part 2.2.15(m) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of Homa S.C. (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (n) Homa S.C. is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

                  (o) Homa S.C. has good labor relations, and Homa has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on Homa S.C.'s labor relations, or (ii) any of Homa S.C.'s employees intends to terminate his or her employment with Homa S.C..

         2.2.16 ENVIRONMENTAL MATTERS. Homa S.C. is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. Homa S.C. possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and Homa S.C. is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. Homa S.C. has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that Homa S.C. is not in compliance with any Environmental Law, and, to the best of the knowledge of Homa S.C. and the Shareholders, there are no circumstances that could reasonably be expected to prevent or interfere with Homa S.C. compliance with any Environmental Law in the future. To the best of the knowledge of Homa, no current or prior owner of any property leased or controlled by Homa S.C. has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or Homa S.C. is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by Homa S.C. pursuant to Environmental Laws are identified in Part 2.2.16 of the Disclosure Schedule.

         2.2.17   SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                  (a) Other than normal returns for refunds in the ordinary course of business at levels consistent with past experience under Homa S.C.'s standard return policy, Homa S.C. will not incur or otherwise become subject to any material liability arising from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by Homa S.C. on or prior to the Closing Date, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by Homa S.C.
on or prior to the Closing Date.

                  (b) Except as set forth in Part 2.2.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since January 1, 1992, asserted or threatened to assert any claim against Homa S.C. (other than claims that have been resolved satisfactorily at no material cost to Homa S.C.) under or based upon (i) any warranty provided by or on behalf of Homa S.C., or (ii) any services performed by Homa S.C..

         2.2.18 INSURANCE. Part 2.2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of Homa S.C. and with respect to any claims made thereunder. Homa S.C. has delivered to HALIS accurate and complete copies of the insurance policies identified in Part 2.2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.2.18 of the Disclosure Schedule is in full force and effect. Since January 1, 1992, Homa S.C. has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.2.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since January 1, 1992 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Homa S.C.; (b) no Related Party is, or has at any time since January 1, 1992 been, indebted to Homa S.C.; (c) since January 1, 1992, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving Homa S.C.; (d) no Related Party is competing, or has at any time since January 1, 1992 competed, directly or indirectly, with Homa S.C.; and (e) no Related Party has any claim or right against Homa S.C. (other than rights to receive compensation for services performed as an employee of Homa S.C.). For purposes of this Section 2.2.19, each of the following shall be deemed to be a "Related Party":

(i) Homa; (ii) each individual who is, or who has at any time since January 1, 1992 been, an officer or director of Homa S.C.; (iii) each individual who is, or who at any time since January 1, 1992 has been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than Homa S.C.) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         2.2.20   LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Part 2.2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the best of the knowledge of Homa, no Person has threatened to commence any Legal Proceeding:
(i) that involves Homa S.C. or any of the assets owned or used by Homa S.C.; or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Homa, except as set forth in Part 2.2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) Except as set forth in Part 2.2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, Homa S.C..

                  (c) There is no order, writ, injunction, judgment or decree to which Homa S.C., or any of the assets owned or used by Homa S.C., are subject. Neither Homa nor Homa S.C. is subject to any order, writ, injunction, judgment or decree that relates to Homa S.C. business or to any of the assets owned or used by Homa S.C.. To the best of the knowledge of Homa, no officer or other employee of Homa S.C. is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Homa S.C.'s business.

         2.2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. Homa and Homa S.C. have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement; and the execution, delivery and performance by Homa S.C. of this Agreement has been duly authorized by all necessary action on the part of Homa S.C. and its board of directors and shareholders. This Agreement constitutes the legal, valid and binding obligation of Homa and Homa S.C., enforceable against Homa and Homa S.C. in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.2.22   NON-CONTRAVENTION; CONSENTS. Except as set forth in Part
2.2.22 of the Disclosure Schedule, neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of Homa S.C.'s articles of incorporation or bylaws, or
(ii) any resolution adopted by Homa S.C.'s shareholders, or Homa S.C.'s board of directors or any committee of Homa S.C.'s board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Homa S.C., or any of the assets owned or used by Homa S.C., is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Homa S.C. or that otherwise relates to Homa S.C.'s business or to any of the assets owned or used by Homa S.C.;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; or

                  (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Homa S.C. (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Homa S.C.).

Except as set forth in Part 2.2.22 of the Disclosure Schedule, Homa S.C. is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.2.23 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not, and Homa's Closing Certificate (as defined in Section 6.4(h)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF HALIS AND THE SUBSIDIARY

                  HALIS and the Subsidiary, jointly and severally, represent and warrant to PhySource and the Shareholders as follows:

         3.1      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) HALIS has delivered to PhySource accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by HALIS with the SEC between January 1, 1997 and the date of this Agreement (the "HALIS SEC Documents"). The HALIS SEC Documents constitute all of the documents (other than preliminary material) that HALIS was required to file with the SEC since such date. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):
(i) each of the HALIS SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the HALIS SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements contained in the HALIS SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of HALIS as of the respective dates thereof and the consolidated results of operations of HALIS for the periods covered thereby.

         3.2 DUE ORGANIZATION; AUTHORITY; BINDING NATURE OF AGREEMENT. Each of HALIS and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. HALIS and the Subsidiary each have the absolute and unrestricted right, power and authority to perform their respective obligations under this Agreement; and the execution, delivery and performance by HALIS and the Subsidiary of this Agreement have been duly authorized by all necessary action on the part of HALIS and the Subsidiary and their respective boards of directors. This Agreement shall constitute the legal, valid and binding obligation of HALIS and the Subsidiary, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3 VALID ISSUANCE. The HALIS Common Stock to be issued as Merger Consideration will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4.        CERTAIN COVENANTS OF PHYSOURCE AND THE SHAREHOLDERS

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), PhySource shall, and shall cause its Representatives to: (a) provide HALIS and HALIS's Representatives with reasonable access to PhySource's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to PhySource; and (b) provide HALIS and HALIS's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to PhySource, and with such additional financial, operating and other data and information regarding PhySource, as HALIS may reasonably request. Notwithstanding the provisions of Section 11.17, paragraph 7 of the letter agreement between PhySource and HALIS dated April 1, 1997 ("Letter of Intent") shall remain in effect through the Closing Date and shall bind HALIS with respect to any Evaluation Material (as defined in the Letter of Intent) provided to HALIS or its Representatives during the Pre-Closing Period.

         4.2 OPERATION OF PHYSOURCE'S BUSINESS. During the Pre-Closing Period, unless HALIS otherwise consents in writing, and except for matters disclosed in Part 4.2 of the Disclosure Schedule:

                  (a) PhySource shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                  (b) PhySource shall use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and key employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with PhySource;

                  (c) PhySource shall keep in full force all insurance policies identified in Part 2.18 of the Disclosure Schedule;

                  (d) PhySource shall cause its officers to report regularly to HALIS concerning the status of PhySource's business;

                  (e) PhySource shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                  (f) PhySource shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (g) except for the transactions identified in Part 2.1.5 of the Disclosure Schedule, neither PhySource, nor any of the Shareholders shall amend or permit the adoption of any amendment to PhySource articles of incorporation or bylaws, or effect or permit PhySource to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (h) except for the transactions identified in Part 2.1.5 of the Disclosure Schedule, PhySource shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (i) except for the transactions identified in Part 2.1.5 of the Disclosure Schedule, PhySource shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of PhySource during the Pre-Closing Period, do not exceed $25,000 in the aggregate;

                  (j) except for the transactions identified in Part 2.1.5 of the Disclosure Schedule, PhySource shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

                  (k) PhySource shall not, other than in the ordinary course of business consistent with past practice (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by PhySource pursuant to Contracts that are not Material Contracts;

                  (l) PhySource shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except that PhySource may make routine borrowings in the ordinary course of business under its respective existing lines of credit;

                  (m) PhySource shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $25,000;

                  (n) PhySource shall not change any of its methods of accounting or accounting practices in any respect;

                  (o) PhySource shall not make any Tax election;

                  (p) PhySource shall not commence or settle any Legal
Proceeding;

                  (q) except for the transactions identified in Part 2.1.5 of the Disclosure Schedule, PhySource shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

                  (r) except for the transactions identified in Part 2.1.5 of the Disclosure Schedule, PhySource shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

         4.3      NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, PhySource and the Shareholders shall promptly notify in writing of:

                           (i) the discovery by PhySource or the Shareholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by PhySource or any of the Shareholders in this Agreement;

                           (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by PhySource or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                           (iii) any breach of any covenant or obligation of PhySource or any of the Shareholders; and

                           (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

                  (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then PhySource or the Shareholders shall promptly deliver to HALIS an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by PhySource or any of the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

         4.4 NO NEGOTIATION. Except with respect to the transactions identified in Part 2.1.5 of the Disclosure Schedule, during the Pre-Closing Period, neither PhySource nor any of the Shareholders shall, directly or indirectly:

                  (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than HALIS) relating to a possible Acquisition Transaction;

                  (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than HALIS) relating to or in connection with a possible Acquisition Transaction; or

                  (c) consider, entertain or accept any proposal or offer from any Person (other than HALIS) relating to a possible Acquisition Transaction.

PhySource shall promptly notify HALIS in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by PhySource or any of the Shareholders during the Pre-Closing Period.

SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES

         5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, its or their best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. PhySource shall promptly deliver to HALIS a copy of each such filing made, each such notice given and each such Consent obtained by PhySource during the Pre-Closing Period. HALIS shall promptly deliver to PhySource a copy of each such filing made, each such notice given and each such consent obtained by HALIS during the Pre-Closing Period.

         5.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) neither PhySource nor any of the Shareholders shall (and PhySource shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without HALIS's prior written consent, and (b) HALIS will use reasonable efforts to consult with PhySource prior to issuing any press release or making any public statement regarding the Merger.

         5.3 BEST EFFORTS. During the Pre-Closing Period, (a) PhySource and the Shareholders shall use their reasonable best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) each of HALIS and the Subsidiary shall use its reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.4 EMPLOYMENT AND NON-SOLICITATION AGREEMENTS. At the Closing, Homa shall execute and deliver to HALIS an Employment Agreement in the form of Exhibit D-1 (the "Employment Agreement"), and Mitchell C. Andrews, Mark C. Kendall, Priscilla Lopez and Joseph Maschek, Jr. shall each execute and deliver to HALIS a Non-Solicitation Agreement in the form of Exhibit D-2 (the "Non-Solicitation Agreements").

         5.5 RELEASE. At the Closing, each of the Shareholders shall execute and deliver to HALIS a Release in the form of Exhibit E (the "Release").

         5.6 TERMINATION OF EMPLOYEE PLANS. At the Closing, PhySource shall terminate all bonus plans and other benefit plans under which any of its employees or former employees may have any rights, and shall ensure that no employee or former employee of PhySource has any rights thereunder and that any liabilities of PhySource thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to PhySource.

         5.7 FIRPTA MATTERS. At the Closing, (a) PhySource shall deliver to HALIS a statement (in such form as may be reasonably requested by counsel to HALIS) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) PhySource shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

         5.8 PAYMENT OF DEFERRED COMPENSATION. At the Closing, HALIS shall issue and deliver to each of Mitchell C. Andrews, Mark C. Kendall, Priscilla Lopez and Joseph Maschek, Jr. certificates representing HALIS Common Stock, and within 90 days of the Closing Date, HALIS shall execute and deliver to Messrs. Andrews, Kendall and Maschek and Ms. Lopez Stock Option Agreements, all as specified in
Part 5.8 of the Disclosure Schedule in full and complete satisfaction of all expenses advanced and deferred compensation obligations of PhySource to such persons on the Closing Date. The shares of HALIS Common Stock issued pursuant hereto shall be deemed, for purposes of Section 10 of this Agreement, to be received by the aforementioned Shareholders in the Merger.

         5.9 TERMINATION OF EMPLOYMENT AGREEMENTS. At the Closing, Priscilla Lopez and Joseph Maschek, Jr. shall each terminate their existing employment agreements with PhySource, and HALIS shall issue and deliver to Ms. Lopez a certificate representing 11,848 shares of HALIS Common Stock and to Mr. Maschek a certificate representing 15,480 shares of HALIS Common Stock. The shares of HALIS Common Stock issued pursuant hereto shall be deemed, for purposes of
Section 10 of this Agreement, to be received by the Shareholders in the Merger.

         5.10 TERMINATION OF HALIS LETTER AGREEMENT. At the Closing, Gerald R. Forsythe, Walter R. Fawcett III, Priscilla Lopez, Joseph Maschek, Jr., Mitchell Andrews and Mark Kendall shall have terminated that certain letter agreement with HALIS dated November 20, 1996 (the "HALIS Letter Agreement").

SECTION 6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF HALIS AND THE SUBSIDIARY

         The obligations of HALIS and the Subsidiary to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by PhySource and the Shareholders and by Homa in this Agreement and in each of the other agreements and instruments delivered to HALIS in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule).

         6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that PhySource or any of the Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         6.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         6.4 AGREEMENTS AND DOCUMENTS. HALIS shall have received the following agreements and documents, each of which shall be in full force and effect:

             (a) the Employment Agreement, executed by Homa, and the Non-Solicitation Agreements, executed by Mitchell C. Andrews, Mark C. Kendall, Priscilla Lopez and Joseph Maschek, Jr.;

             (b) a Release, executed by each of the Shareholders;

             (c) the statement referred to in Section 5.7, executed by PhySource;

             (d) estoppel certificates, each dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to HALIS, executed by the Persons identified on Exhibit F;

             (e) a legal opinion of Freeborn & Peters, dated as of the Closing Date, satisfactory in form and substance to HALIS and its counsel;

             (f) a certificate executed by PhySource and the Shareholders other than Homa and containing the representation and warranty of PhySource and each Shareholder other than Homa that each of the representations and warranties set forth in Section 2.1 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in


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



Sections 6.1, 6.2, 6.3, 6.4 and 6.5 have been duly satisfied (the "PhySource and Shareholders' Closing Certificate");

             (g) a legal opinion of Donald S. Lavin, Esq., dated as of the Closing Date, satisfactory in form and substance to HALIS and its counsel; and

             (h) a certificate executed by Homa and containing the representation and warranty of Homa that each of the representations and warranties set forth in Section 2.2 is accurate in all material respects as of immediately prior to the closing of the Homa Merger as if made on such date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 have been duly satisfied (the "Homa Closing Certificate").

         6.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in PhySource's or Homa S.C.'s business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement.

         6.6 TERMINATION OF EMPLOYEE PLANS. PhySource shall have provided HALIS with evidence, satisfactory to HALIS, as to the termination of the plans referred to in Section 5.6.

         6.7 FIRPTA COMPLIANCE. PhySource shall have filed with the Internal Revenue Service the notification referred to in Section 5.7.

         6.8 RULE 506. All applicable requirements of Rule 506 under the Securities Act shall have been satisfied.

         6.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.10 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by PhySource of any material right pertaining to its ownership of stock of the Surviving Corporation.

         6.11 COMPLETION OF DUE DILIGENCE. HALIS shall have completed its due diligence investigation of PhySource and Homa S.C. and shall have been satisfied with the results thereof.

         6.12 SHAREHOLDER INVESTMENT CERTIFICATIONS. Shareholder Investment Certifications in the form of Exhibit G executed by each of the Shareholders shall have been delivered to HALIS.

         6.13 TERMINATION OF EMPLOYMENT AGREEMENTS. The Employment Agreements between PhySource and Priscilla Lopez and Joseph Maschek, Jr. shall have been terminated.

         6.14 TERMINATION OF SHAREHOLDERS AGREEMENT. The Shareholders Agreement, dated as of February 28, 1996, by and among PhySource and the Shareholders, shall have been terminated.

         6.15 TERMINATION OF HALIS LETTER AGREEMENT. The HALIS Letter Agreement shall have been terminated by the Shareholders specified in Section 5.10.

SECTION  7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PHYSOURCE AND THE
            SHAREHOLDERS.

         The obligations of PhySource and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by HALIS and the Subsidiary in this Agreement and in each of the other agreements and instruments delivered to PhySource in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that HALIS is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         7.3 CONSENTS. All Consents required to be obtained in connection with the merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         7.4 AGREEMENTS AND DOCUMENTS.

             (a) The Subsidiary shall have entered into the Employment Agreement described in Section 6.4(a);

             (b) PhySource shall have received a legal opinion of Smith, Gambrell & Russell in form and substance satisfactory to PhySource and its counsel; and

             (c) PhySource shall have received a certificate executed by HALIS and the Subsidiary, and containing the representation and warranty of HALIS and the Subsidiary that each of the representations and warranties set forth in
Section 3 are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2,
7.3 and 7.4 have been duly satisfied (the "HALIS Closing Certificate").

         7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by PhySource shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal

Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by PhySource illegal.

         7.6 PAYMENT OF DEFERRED COMPENSATION. HALIS shall have delivered to the individuals identified in Section 5.8 shares of HALIS Common Stock as provided in Section 5.8.

SECTION 8. TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

             (a) by HALIS if HALIS reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of HALIS to comply with or perform any covenant or obligation of HALIS set forth in this Agreement);

             (b) by PhySource if PhySource reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of PhySource or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to HALIS);

             (c) by HALIS at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

             (d) by PhySource at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

             (e) by HALIS if the Closing has not taken place on or before August 31, 1997 (other than as a result of any failure on the part of HALIS to comply with or perform any covenant or obligation of HALIS set forth in this Agreement);

             (f) by PhySource if the Closing has not taken place on or before August 31, 1997 (other than as a result of the failure on the part of PhySource or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to HALIS);

             (g) by the mutual consent of HALIS and PhySource; or

             (h) by HALIS under the circumstances described in Section 4.3(b).

         8.2 TERMINATION PROCEDURES. If HALIS wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), HALIS shall deliver to PhySource a written notice stating that HALIS is terminating this Agreement and setting forth a brief description of the basis on which HALIS is terminating this Agreement. If PhySource wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), PhySource shall deliver to HALIS a written notice stating that PhySource is terminating this Agreement and setting forth a brief description of the basis on which PhySource is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 11, as well as paragraph 7 of the Letter of Intent.

SECTION 9.   INDEMNIFICATION, ETC.

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of PhySource, the Shareholders other than Homa, the Homa S.C., Homa, HALIS and the Subsidiary contained in this Agreement shall survive the Closing and shall continue for a period of two years following the Closing Date; except that representations and warranties contained in Sections 2.1.6, 2.1.9, 2.1.14, 2.1.15, 2.2.6, 2.2.9, 2.2.14 and 2.2.15 shall survive until expiration of the applicable statutes of limitation for breach of such representations and warranties. The expiration of any representation or warranty shall not affect any party's right to claim indemnification for a breach of such representation or warranty, provided such party gives notice of such claim in accordance with the provisions of this Section 9 prior to the expiration of such representation or warranty.

         9.2   SHAREHOLDERS' INDEMNITY AGREEMENT.

         9.2.1 SHAREHOLDERS OTHER THAN HOMA INDEMNITY AGREEMENT. Subject to the provisions of Section 9.6.1 hereof, the Shareholders other than Homa, jointly and severally, shall defend, indemnify and hold harmless HALIS and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of the stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by HALIS, the Surviving Corporation or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of HALIS") by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

             (a) any period or periods of PhySource ending prior to the Closing and which involve any claims against HALIS, PhySource, the Surviving Corporation or their respective properties or assets, relating to actions or inactions of PhySource or its respective officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of PhySource prior to the Closing unless such liability was disclosed on the Company Financial Statements and adequate reserves were established therefor;

             (b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of PhySource or the Shareholders contained in any certificate furnished or to be furnished to HALIS by PhySource or any of the Shareholders pursuant to this Agreement;

             (c) any breach or nonfulfillment on the part of PhySource or any of the Shareholders of any covenant contained in this Agreement;

             (d) the failure of PhySource or any of the Shareholders to obtain, prior to the Closing Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of PhySource in the manner presently conducted after the Closing Date;

             (e) the failure of the Surviving Corporation to collect any accounts receivable of PhySource existing on the Closing Date, net of reserve for doubtful accounts or bad debts set forth in the Financial Statements, within 180 days following the Closing Date; provided, however, that (i) the Surviving Corporation shall use commercially reasonable efforts to collect any such accounts receivable; and (ii) upon receipt of full payment from Shareholders, the Surviving Corporation shall reassign to the Shareholders any such account receivable;

             (f) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from PhySource or the Shareholders with respect to any period prior to the Closing Date, other than amounts accrued therefor on the Financial Statements.

        9.2.2 HOMA'S INDEMNITY AGREEMENT. Subject to the provisions of Section
9.6.1 hereof, Homa shall defend, indemnify and hold harmless HALIS and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all Losses of HALIS by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

             (a) any period or periods of Homa S.C. ending prior to the Closing and which involve any claims against HALIS, Homa S.C., the Surviving Corporation or their respective properties or assets, relating to actions or inactions of Homa S.C. or its officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of Homa S.C. prior to the Closing unless such liability was disclosed on the Homa S.C. Financial Statements and adequate reserves were established therefor;

             (b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of Homa S.C. or Homa contained in any certificate furnished or to be furnished to HALIS by Homa S.C. or Homa pursuant to this Agreement;

             (c) any breach or nonfulfillment on the part of Homa S.C. or Homa of any covenant contained in this Agreement;

             (d) the failure of Homa S.C. or Homa to obtain, prior to the Closing Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of Homa S.C. in the manner presently conducted after the Closing Date;

             (e) the failure of the Surviving Corporation to collect any accounts receivable of Homa S.C. existing immediately prior to the closing of the Homa Merger, net of reserve for bad debts set forth in the Homa S.C. Financial Statements, within 180 days following the Closing Date; provided, however, that upon receipt of full payment from Homa, the Surviving Corporation shall reassign to Homa any such account receivable;

             (f) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from Homa S.C. or Homa with respect to any period prior to the Closing Date, other than amounts accrued therefor on the Homa S.C. Financial Statements.

         9.3 INDEMNITY AGREEMENT OF HALIS AND THE SURVIVING CORPORATION. HALIS and the Surviving Corporation shall indemnify and hold harmless the Shareholders (and their respective successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Shareholders or its respective representatives or assigns, (a "Loss of Shareholders") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

             (a) any period or periods of the Surviving Corporation beginning after the Closing and which involve any claims against the Shareholders or their respective assets relating to actions or inactions of HALIS or the Surviving Corporation or their respective officers, directors, shareholders, employees or agents after the Closing, or the operation of the Surviving Corporation after the Closing (except to the extent any of the foregoing arise from the acts or omissions of the Shareholders); and

             (b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of HALIS or the Subsidiary contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the HALIS or the Subsidiary contained in any certificate furnished or to be furnished to the Shareholders by HALIS or the Subsidiary pursuant to this Agreement.

        9.4  INDEMNIFICATION PROCEDURE.

             (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

             (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which HALIS or the Surviving Corporation has indemnification rights against the Shareholders hereunder will materially and adversely affect HALIS or the Surviving Corporation other than as a result of money damages or other payments, HALIS or the Surviving Corporation shall be entitled to conduct the defense of such claim at the Shareholders' expense.

        9.5 SET-OFF. HALIS and the Surviving Corporation shall have the right to set-off and apply against any other amounts owing from HALIS or the Surviving Corporation to the Shareholders under any other agreement between HALIS or the Surviving Corporation and

Shareholders, all sums in respect of which the Shareholders may be liable pursuant to Section 9.2 hereof, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to HALIS and the Surviving Corporation under this Agreement or at law or in equity.

         9.6   LIMITATIONS ON LIABILITY OF SHAREHOLDERS.

         9.6.1 LIMITATIONS ON LIABILITY OF SHAREHOLDERS OTHER THAN HOMA. Shareholders other than Homa shall have no liability with respect to Losses of HALIS arising under subparagraphs (a), (b), or (d) of Section 9.2.1 until the total of all Losses of HALIS with respect thereto exceeds $50,000. If the aggregate Losses of HALIS exceed such $50,000 threshold, PhySource and the Shareholders other than Homa shall be liable for all Losses of HALIS to the extent (and only to the extent) Losses of HALIS exceed such $50,000 threshold. The sole and exclusive recourse of HALIS and the Surviving Corporation for any claim hereunder, whether in contract, tort or otherwise, shall be limited to the shares of HALIS Common Stock received by a Shareholder in exchange for the shares of PhySource Common Stock (valued at the greater of the per share price calculated pursuant to Section 1.8 of the Agreement or the average of the bid and asked price of HALIS Common Stock for the ten trading days immediately prior to the payment of a claim hereunder), and, with respect to any shares of HALIS Common Stock received by a Shareholder in connection with the Merger and subsequently sold, the amount of gross cash proceeds from the sale thereof, less any sales commissions or discounts. No Shareholder shall be liable for any claims hereunder attributable to any act or omission of any other Shareholder acting in his or her capacity as a Shareholder, and the aggregate liability of the Shareholders under this Section 9 shall not exceed $2,000,000, except in the case of any intentional misrepresentation or intentional breach. Any indemnifiable liability under this Section 9 shall be limited to the amount of actual damages subject to indemnification actually sustained, net of any applicable insurance, third party payments or other reimbursement or tax benefit received or realized.

         9.6.2 LIMITATIONS ON LIABILITY OF HOMA. Homa shall have no liability with respect to Losses of HALIS arising under subparagraph (a), (b) or (d) of
Section 9.2.2 until the total of all Losses of HALIS with respect thereto exceeds $50,000. If the aggregate Losses of HALIS exceed such $50,000 threshold, Homa S.C. and Homa shall be liable for all Losses of HALIS to the extent (and only to the extent) the Losses of HALIS exceed such $50,000 threshold.

         9.7   EXCLUSIVITY. After the Closing, the indemnities set forth in this
Section 9 shall be the exclusive remedies of HALIS and the Surviving Corporation and their respective officers, directors, employees, agents and affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which are hereby waived.



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



SECTION 10.   REGISTRATION OF SHARES

         10.1 REGISTRATION STATEMENT.

             (a) After the Closing Date, HALIS shall (at its own expense) prepare and file with the SEC a registration statement (the "Registration Statement") with respect to resales of shares of HALIS Common Stock received in the Merger by each Participating Holder (as defined in Section 10.1(c)). HALIS shall use reasonable efforts: (a) to cause the Registration Statement to be declared effective by the SEC as soon as practicable but in any event no later than on or before the date that is six months after the Closing Date; and (b) to cause the Registration Statement to remain effective until the earlier of (i) the third anniversary of the Closing Date, or (ii) the date on which the distribution described in the Registration Statement is completed as to all Participating Holders (as defined in subsection (c) below). HALIS shall notify the Shareholders' Agent at least ten business days prior to the filing of the Registration Statement.

             (b) HALIS shall (at its own expense):

                 (i) prepare and file promptly with the SEC such amendments to the Registration Statement, and such supplements to the related prospectus, as may be required in order to comply with the applicable provisions of the Securities Act, including, without limitation, to maintain the effectiveness or currency thereof;

                (ii) furnish to the respective Participating Holders such numbers of copies of a prospectus conforming to the requirements of the Securities Act as they may reasonably request in order to facilitate the disposition of the shares covered by the Registration Statement; and

               (iii) use reasonable efforts to register and qualify the shares covered by the Registration Statement under the Securities laws of such states as the respective Participating Holders may reasonably request, provided, however, that HALIS shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any of such states.

             (c) Notwithstanding anything to the contrary herein, no Person who receives HALIS Common Stock in the Merger shall have any rights under this
Section 10 unless such Person executes and delivers to HALIS a written agreement, reasonably satisfactory in form and content to HALIS, confirming that such Person wishes to be allowed to sell HALIS Common Stock pursuant to the Registration Statement and agrees to be bound by the provisions of this Section
10. (A Person who holds any of the HALIS Common Stock delivered in the Merger and who executes and delivers such an agreement is referred to in this Section 10 as a "Participating Holder.") Any Participating Holder who delivers such an agreement more than 30 days after the Closing Date may be required to pay, as a condition to exercising rights under this Section 10, the amount of incremental expenses incurred by HALIS in complying therewith. No Participating Holder shall sell any HALIS Common Stock pursuant to the Registration Statement at any time HALIS shall have furnished written notice that the Registration Statement is not then effective or the prospectus that forms a part thereof is not current.

             (d) Notwithstanding anything to the contrary contained herein, all of HALIS's obligations under this Section 10 (including its obligation to file and maintain the effectiveness of the Registration Statement) shall terminate and expire as of the earliest date on which all of the shares of HALIS Common Stock issued in the Merger can be sold without any restrictions as to volume or manner of sale pursuant to subsection (k) of Rule 144 under the Securities Act.

        10.2 INDEMNIFICATION.

             (a) HALIS agrees to indemnify, to the extent permitted by law, each Participating Holder against all Damages suffered by such Participating Holder as a result of any untrue or alleged untrue statement of material fact contained in the Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or as a result of any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information furnished in writing to HALIS by such Participating Holder for use therein or results from such Participating Holder's failure to deliver a copy of a Registration Statement or related prospectus (or any amendment thereof or supplement thereto) after HALIS has furnished such Participating Holder with a sufficient number of copies thereof. If the indemnification provided for herein is unavailable to a party, then HALIS shall contribute to the amount paid or payable by such party an amount that reflects the relative fault of HALIS with respect to such untrue statement or omission.

             (b) In connection with the Registration Statement, each Participating Holder (i) shall furnish to HALIS in writing such information and affidavits as HALIS reasonably requests for use in connection with such Registration Statement or the related prospectus, and (ii) to the extent permitted by law, will indemnify HALIS, its directors and officers and each Person who controls HALIS (within the meaning of the Securities Act) against all Damages resulting from any untrue or alleged untrue statement of material fact contained in such Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or from any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information or affidavit furnished in writing by such Participating Holder.

             (c) Any Person entitled to indemnification under this Section 10 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in the indemnified party's reasonable judgment a conflict of interest exists between the indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will pay the fees and expenses of only one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists between such indemnified party and any other indemnified party with respect to such claim (in which case the indemnifying party will pay the fees and expenses of additional counsel).

         10.3 DELAY OF REGISTRATION. For a period not to exceed 90 days, HALIS may delay the filing or effectiveness of the Registration Statement, or suspend the use of the Registration Statement (and the Participating Holders hereby agree not to offer or sell any shares of HALIS Common Stock pursuant to the Registration Statement during such period), at any time when HALIS, in its reasonable judgment (confirmed in writing if requested by any Participating Holder), believes:

              (a) that the filing of a Registration Statement or the offering or sale of HALIS Common Stock pursuant thereto, or the making of any required disclosure in connection therewith, could reasonably be expected to have a material adverse effect upon (i) a pending or scheduled offering of HALIS's securities, (ii) an acquisition, merger, consolidation, joint venture, equity investment or other potentially significant transaction or event, or (iii) any negotiations, discussions or proposal with respect to any of the foregoing; and

              (b) that the failure to disclose any material information with respect to any of the foregoing could result in a violation of the Securities Act, the Exchange Act or any provision of any state securities law.

In the event HALIS reasonably believes that any of the foregoing circumstances are continuing after such 90-day period, it may, with the consent of the holders of a majority of the shares of HALIS Common Stock subject (or to be subject) to the Registration Statement (which consent shall not be unreasonably withheld) extend such 90-day period for one additional 30-day period.

         10.4 COMPLIANCE WITH SECURITIES LAWS. Until termination of the period specified in Section 10.1(d), HALIS shall take all actions necessary to permit Shareholders to resell the shares of HALIS Common Stock received in the Merger in accordance with Rule 144 under the Securities Act.

SECTION 11.   MISCELLANEOUS PROVISIONS

         11.1 SHAREHOLDERS' AGENT. The Shareholders hereby irrevocably appoint Robert A. McWilliams as their agent for purposes of Sections 1.10, 9 and 11.10(c) (the "Shareholders' Agent"), and Robert A. McWilliams hereby accepts this appointment as the Shareholders' Agent. HALIS shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Sections 1.10, 9 and 11.10(c), and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders' Agent, as fully binding upon such Shareholder. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholders, then the Shareholders shall, within ten (10) days after such death or disability, appoint a successor agent and, immediately thereafter, shall notify HALIS of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of Sections 1.10, 9 and 11.10(d). If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders.

         11.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         11.3 FEES AND EXPENSES. Subject to Section 9, all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger shall be paid: (i) by HALIS, if incurred by HALIS or the Subsidiary; (ii) by PhySource, if incurred by PhySource or the Shareholders other than Homa; and (iii) by Homa, if incurred by Homa S.C. or Homa; provided, however, that neither PhySource nor Homa S.C. shall incur any additional debt, defer the payment of any expenses, or take any other action not in the ordinary course of business for the purpose of providing funds for the payment of such expenses.

         11.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         11.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to HALIS:

                           HALIS, Inc.
                           9040 Roswell Road, Suite 470
                           Atlanta, Georgia 30350
                           Attention: President
                           Facsimile: (770) 641-5559

                  with a copy to:

                           Smith, Gambrell & Russell
                           3343 Peachtree Road, N.E.
                           Suite 1800
                           Atlanta, Georgia 30326-1010
                           Attn: William L. Meyer, Esq.
                           Facsimile:  (404) 264-2652

                  if to PhySource:

                           PhySource Ltd.
                           1110 Lake Cook Road, Suite 100
                           Buffalo Grove, Illinois 60089
                           Facsimile:  (847) 419-9904

                  with a copy to:

                           Freeborn & Peters
                           311 South Wacker Drive, Suite 3000
                           Chicago, Illinois 60606-6677
                           Attn: Robert A. McWilliams
                           Facsimile:  (312) 360-6570

                  if to any of the Shareholders other than Homa:

                           c/o Freeborn & Peters
                           311 South Wacker Drive, Suite 3000
                           Chicago, Illinois 60606-6677
                           Attn: Robert A. McWilliams
                           Facsimile:  (312) 360-6570
                  if to Homa:

                           Theodore M. Homa, M.D.
                           3295 Arlington Heights Road
                           Arlington Heights, Illinois 60004
                           Facsimile: (847) 222-9904

                  with a copy to:

                           Donald S. Lavin, Esq.
                           95 Revere Drive, Ste. C
                           Northbrook, Illinois 60062
                           Facsimile:  (847) 564-9955

         11.6 CONFIDENTIALITY. On and at all times after the Closing Date, PhySource and each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in PhySource or such Shareholder's possession that relates to the business of HALIS or the Subsidiary.

         11.7 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         11.8 HEADINGS. The bold-faced Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         11.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         11.10 GOVERNING LAW; VENUE.

             (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Georgia (without giving effect to principles of conflicts of laws).

             (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought to or otherwise commenced in any state or federal court located in Fulton County, Georgia. Each party to this Agreement:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Fulton County, Georgia (and each appellate court located in the State of Georgia) in connection with any such legal proceeding;

                  (ii) agrees that each state and federal court located in Fulton County, Georgia shall be deemed to be a convenient forum; and

                  (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Fulton County, Georgia, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

               (c) The Shareholders irrevocably constitute and appoint the Shareholders' Agent as their agent to receive notices hereunder and service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         11.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon:
PhySource and its successors and assigns (if any); the Shareholders and Homa and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); HALIS and its successors and assigns (if any); and the Subsidiary and its successors and assigns (if any). This Agreement shall inure to the benefit of: PhySource; the Shareholders; Homa; HALIS; the Subsidiary; and the respective successors, heirs personal representatives and assigns (if any) of the foregoing. Following the Merger, HALIS may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         11.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         11.13 WAIVER.

               (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         11.14 AMENDMENTS. Subject to Section 10.9, this Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         11.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         11.16 PARTIES IN INTEREST. Except for the provisions of Sections 9 and 10, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

         11.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, including without limitation the Letter of Intent (other than paragraph 7 thereof, which shall survive to the extent provided herein).

         11.18 CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                  "HALIS"
                                  HALIS, INC., a Georgia corporation


                                  By: /s/ Larry Fisher
                                  --------------------------------------------
                                     Larry Fisher, Executive Vice President


                                  "SUBSIDIARY"
                                  PHYSOURCE ACQUISITION CO.,
                                  a Georgia corporation


                                  By: /s/ Larry Fisher
                                  --------------------------------------------
                                  Larry Fisher, President


                                  "PHYSOURCE"
                                  PHYSOURCE LTD.
                                    an Illinois corporation


                                  By: /s/ Joseph Maschek, Jr.
                                  --------------------------------------------
                                  Joseph Maschek, Jr., President


                                  "THE SHAREHOLDERS"


                                  /s/ Mitchell C. Andrews                 (SEAL)
                                  --------------------------------------------
                                  Mitchell C. Andrews


                                  /s/ Michelle R. Fawcett                 (SEAL)
                                  --------------------------------------------
                                  Michelle R. Fawcett


                                  /s/ Walter R. Fawcett                   (SEAL)
                                  --------------------------------------------
                                  Walter R. Fawcett

                                  /s/ Melissa S. Forsythe                 (SEAL)
                                  --------------------------------------------
                                  Melissa S. Forsythe


                                  /s/ Monica Forsythe                     (SEAL)
                                  --------------------------------------------
                                  Monica Forsythe


                                  /s/ Marsha F. Fournier                  (SEAL)
                                  --------------------------------------------
                                  Marsha F. Fournier


                                  /s/ Theodore M. Homa, M.D.              (SEAL)
                                  --------------------------------------------
                                  Theodore M. Homa, M.D.


                                  /s/ Mark C. Kendall                     (SEAL)
                                  --------------------------------------------
                                  Mark C. Kendall


                                  /s/ Joseph J. Maschek, Jr.              (SEAL)
                                  --------------------------------------------
                                  Joseph J. Maschek, Jr.


                                  /s/ Priscilla Lopez                     (SEAL)
                                  --------------------------------------------
                                  Priscilla Lopez


                                  SHAREHOLDERS' AGENT

                                  This Agreement is executed by the undersigned solely for purposes of Section 11.1 hereof.


                                   /s/ Robert A. McWilliams
                                   -------------------------------------------
                                   Robert A. McWilliams

                                    EXHIBIT A

                         Shareholders of PhySource Ltd.




Name

Mitchell C. Andrews
Michelle R. Fawcett
Walter R. Fawcett
Melissa S. Forsythe
Monica Forsythe
Marsha F. Fournier
Theodore M. Homa, M.D.
Mark C. Kendall
Joseph J. Maschek, Jr.
Priscilla Lopez

                                    EXHIBIT B

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit B):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                  (a) the sale, license, disposition or acquisition of all or a material portion of PhySource's business or assets;

                  (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of PhySource or HALIS, as the case may be; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of PhySource or HALIS, as the case may be; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of PhySource or HALIS, as the case may be; or

                  (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving PhySource or HALIS, as the case may be.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which PhySource is a party; (b) by which PhySource or any of its assets are or may become bound or under which PhySource has, or may become subject to, any obligation; or (c) under which PhySource has or may acquire any right or interest.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to PhySource or otherwise used by PhySource.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to HALIS on behalf of PhySource and the Shareholders.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security), any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

         HOMA S.C. CONTRACT. "Homa S.C. Contract" shall mean any Contract: (a) to which Homa S.C. is a party; (b) by which Homa S.C. or any of its assets are or may become bound or under which Homa S.C. has, or may become subject to, any obligation; or (c) under which Homa S.C. has or may acquire any right or interest.

         HOMA S.C. PROPRIETARY ASSET. "Homa S.C. Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Homa S.C. or otherwise used by Homa S.C..

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on PhySource if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on PhySource's business, condition, assets, liabilities, operations, financial performance or prospects.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, asbestos, PCBs, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES "Representatives" shall mean officers, directors, employees, agents, attorneys, accounts, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.



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